 Exhibit 24.1

POWER OF ATTORNEY

          Each person whose signature appears below constitutes and appoints Craig M. McKenzie and Timothy R. Brady, or either of them, his/her true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Annual Report on Form 10-K for the year ended December 31, 2014, and to file the same, with all exhibits thereto, and other documents in connection wherewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all said attorney-in-fact and agent, acting alone, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacity and on the dates indicated:

Signature	Title	Date

/s/ Craig M. McKenzie
Craig M. McKenzie	Chief Executive Officer (Principal Executive Officer) and Director	March 16, 2015

/s/ Timothy R. Brady
Timothy R. Brady	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	March 16, 2015

/s/ Gabriel G. Claypool
Gabriel G. Claypool	President, Chief Operating Officer and Director	March 16, 2015

/s/ K. Adam Kroloff
K. Adam Kroloff	Chairman of the Board of Directors	March 16, 2015

/s/ Steven A. Blank
Steven A. Blank	Director	March 16, 2015

/s/ Gary L. Alvord
Gary L. Alvord	Director	March 16, 2015

/s/ Paul M. Cownie
Paul M. Cownie	Director	March 16, 2015

/s/ David H. Fellon
David H. Fellon	Director	March 16, 2015

/s/ Terry H. Rust
Terry H. Rust	Director	March 16, 2015